                                  EXHIBIT 23.1

                                 [LETTERHEAD of
                          KINGERY, CROUSE & HOHL P.A.]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the prospectus constituting part of this Registration
Statement on Form S-4 of our report dated April 2, 2001, with respect to the consolidated financial statements of Competitive Companies, Inc. and Subsidiaries as of December
31, 2000 and for the years ended December 31, 1999 and 2000, filed with the Securities and Exchange Commission.

Kingery, Crouse &Hohl, P.A.

April 25, 2001

Tampa, Florida